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                                                                    EXHIBIT 3(b)
STEPHEN E. ROTH
DIRECT LINE: (202) 383-0158
Internet: sroth@sablaw.com




                                 April 26, 2001

VIA EDGAR

Board of Directors
GE Life and Annuity Assurance Company
6610 West Broad Street
Richmond, VA 23230

                  Re:      GE Life & Annuity Separate Account III

Ladies and Gentlemen:

                  We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of the Post-Effective Amendment No. 23 to the Registration Statement on Form S-6 filed by GE Life & Annuity Separate Account III for certain variable life insurance contracts (File No. 33-12470). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                            Very truly yours,

                            SUTHERLAND ASBILL & BRENNAN LLP



                            By: /s/ Stephen E. Roth
                              ----------------------------
                                 Stephen E. Roth